Exhibit 5.6

May 23, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re: Guaranty by the “Guarantors” (defined below) of Debt Securities

Ladies and Gentlemen:

We have acted as special counsel in the State of Indiana, the Commonwealth of Kentucky and the State of Ohio (the “States”) for Frankfort Health Partners, Inc., an Indiana corporation, QHG of Clinton County, Inc., an Indiana corporation, Hospital of Fulton, Inc., a Kentucky corporation, Hospital of Louisa, Inc., a Kentucky corporation, Jackson Hospital Corporation, a Kentucky corporation and QHG of Massillon, Inc., an Ohio corporation (collectively, the “Guarantors” and individually, a “Guarantor”), in connection with the Guarantors’ proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of debt securities of CHS/Community Health Systems, Inc., a Delaware corporation (“Company”) which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Notes”). The Notes are to be issued by Company, and the Guarantees are to be made by Guarantors, pursuant to a Registration Statement on Form S-3ASR (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about May 23, 2012. The Notes and the Guarantees will be issued pursuant to an Indenture, a form of which is filed with the Registration Statement (the “Indenture”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In rendering the opinions expressed below, we have examined the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and original, or copies of certified or otherwise authenticated to our satisfaction, of the Indenture. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein including certification of existence for each of the Guarantors and their organizational documents as filed with the respective Secretaries of State and documents presented to us as their respective bylaws.

Based on the foregoing, we are of the opinion that, subject to the assumptions, qualifications and limitations set forth herein:

1. Each Guarantor is a corporation, validly existing under the laws of its jurisdiction of incorporation indicated above.

2. Each Guarantor has the corporate power to execute and deliver and to perform its respective obligations under the Indenture.

3. Each Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

In rendering the opinion set forth above, we have further assumed, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, that persons purporting to act on behalf of any Guarantor occupy the position which they purport to occupy and that facts recited in any of such documents are true and correct. In our review and in preparing and rendering this opinion, we have found no reason to believe that any of such stated facts upon which we have relied in rendering this opinion are not correct.

Our opinions above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the exercise of judicial discretion in accordance with principles of equity and (v) an implied covenant of good faith and fair dealing.

We are members of the respective Bar of each of the States, and we do not express any opinion herein concerning any law other than the law of the States.

This opinion is rendered as of the date of this letter, and we express no opinion as to circumstances or events which may occur subsequent to such date. This opinion is rendered to you in connection with the transactions described above. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, we hereby consent to the filing of this opinion as Exhibit 5.6 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by the law of the States for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP

BINGHAM GREENEBAUM DOLL LLP